UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the

 Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 20, 2010

INTERNATIONAL ISOTOPES INC.

(Exact Name of Registrant as Specified in Its Charter)

TEXAS	0-22923	74-2763837
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4137 Commerce Circle Idaho Falls, Idaho	83401
(Address of Principal Executive Offices)	(Zip Code)

208-524-5300

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07

Submission of Matters to a Vote of Security Holders.

On July 20, 2010, International Isotopes Inc. (the “Company”) held its Annual Meeting of Shareholders (the “Annual Meeting”).

At the Annual Meeting, there were 278,705,937 shares represented to vote either in person or by proxy, or 94.82% of the outstanding shares, which represented a quorum.  The final results of voting for each matter submitted to a vote of the shareholders at the Annual Meeting are as follows:

1.

Ralph M. Richart, Steve T. Laflin, and Christopher Grosso were elected as directors of the Company, each to serve until the next annual meeting and until his or her respective successor is elected and qualified.  The voting for each director was as follows:

Nominee	For	Withheld	Broker Non-Votes
Ralph M. Richart	189,403,901	33,013	89,269,023
Steve T. Laflin	189,234,988	201,926	89,269,023
Christopher Grosso	189,374,385	62,529	89,269,023

2.

An amendment to the Company's Restated Certificate of Formation to increase the number of authorized shares of common stock, having a par value of $0.01 per share, from 500,000,000 shares to 750,000,000 shares was approved, with 273,851,017 votes in favor, 4,715,159 votes against, 139,761 abstentions, and no broker non-votes.

3.

Hansen, Barnett & Maxwell P.C. was ratified as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010, with 278,488,350 votes in favor, 198,339 votes against, 19,248 abstentions, and no broker non-votes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

International Isotopes Inc.

Date: July 21, 2010	By:	/s/ Laurie McKenzie-Carter
Laurie McKenzie-Carter Chief Financial Officer